VB&T Certified Public Accountants, PLLC	250 W57th Street Suite 1632 New York, NY 10107 T:1.212.448.0010 F:1.888.99.PCAOB (72262)	E-mail: fvb@getcpa.com rtse@getcpa.com info@getcpa.com www.getcpa.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated September 28, 2010 in this Registration Statement (Form N-1A No. 33-48013) of Bhirud Funds, Inc.

VB&T CERTIFIED PUBLIC ACCOUNTANTS, PLLC

New York, New York

January 20, 2011

Registered with the Public Company Accounting Oversight Board